CSI COMPUTER SPECIALISTS, INC.
                         904 Wind River Lane, Suite 100
                          Gaithersburg, Maryland 20878

                          ----------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          ----------------------------


     NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of CSI COMPUTER SPECIALISTS, INC. (the "Company") for 1998 will be held at The Gaithersburg Hilton, 620 Perry Parkway, Gaithersburg, Maryland 20877, on Monday, July 27, 1998, at 10:00 a.m., local time, for the following purposes:


          1. To elect four directors of the Company to hold office as specified in the accompanying Proxy Statement; and

          2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Only shareholders of record at the close of business on June 22, 1998 will be entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof.


                                        BY ORDER OF THE BOARD OF DIRECTORS,



                                        DONALD C. WEYMER
                                        Secretary

Dated: June 26, 1998


                 YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU
               EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND DATE
                 THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE
                         POSTAGE-PAID ENVELOPE PROVIDED.

                         CSI COMPUTER SPECIALISTS, INC.
                         904 Wind River Lane, Suite 100
                          Gaithersburg, Maryland 20878

                          ----------------------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                           To Be Held On July 27, 1998

                          ----------------------------


                               GENERAL INFORMATION


Proxy Solicitation

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CSI Computer Specialists, Inc. (the "Company") for use at the annual meeting of shareholders of the Company for 1998 (the "Annual Meeting"). The Annual Meeting will be held at The Gaithersburg Hilton, 620 Perry Parkway, Gaithersburg, Maryland 20877, on Monday, July 27, 1998, at 10:00 a.m., local time, for the purposes set forth in the accompanying Notice of Annual Meeting.

     On or about June 26, 1998, the Company first mailed this Proxy Statement and the accompanying Notice of Annual Meeting and form of proxy, together with its Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997, which includes audited financial statements of the Company, to shareholders entitled to vote at the Annual Meeting.

     The Company will pay the costs of all proxy solicitation. In addition to the solicitation of proxies by use of the mails, officers and other employees of the Company may solicit proxies by personal interview, telephone and telegram. None of these individuals will receive compensation for such services, which will be performed in addition to their regular duties. The Company has made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation materials for shares held of record by them to the beneficial owners of such shares and to obtain the proxies of such beneficial holders. The Company will reimburse such persons for postage and reasonable out-of-pocket expenses incurred in forwarding such materials and obtaining proxies.

     A list of the shareholders entitled to vote at the Annual Meeting will be open to the examination of any shareholder, for any purpose germane to the meeting, for ten days prior to the meeting at the Company's principal executive offices located at 904 Wind River Lane, Suite 100, Gaithersburg, Maryland 20878.


Voting and Revocability of Proxies

     A proxy for use at the Annual Meeting and a return envelope are enclosed. Shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), represented by a properly executed proxy and delivered pursuant to this solicitation, and not later revoked, will be voted at the Annual Meeting in accordance with the instructions indicated in such proxy. If no instructions are given, the proxy will be voted "FOR" each of the proposals set forth in this Proxy Statement. If any other matter or business is properly brought before the Annual Meeting or any adjournment or postponement thereof, the persons named in the proxy are authorized to vote the proxy in accordance with their judgment and discretion. The Board of Directors of the Company (the "Board") is not aware of any such matter or business to be presented for consideration.

     A shareholder who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by any one of the following three actions: (i) giving written notice of revocation to the Secretary of the Company; (ii) properly submitting to the Company a duly executed proxy bearing a later date; or (iii) voting in person at the Annual Meeting. All written notices of revocation should be addressed as follows: CSI Computer Specialists, Inc., 904 Wind River Lane, Suite 100, Gaithersburg, Maryland 20878, Attention: Corporate Secretary.


Voting Procedure

     All holders of record of Common Stock at the close of business on June 22, 1998 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting and at any and all adjournments or postponements thereof. Each holder of Common Stock is entitled to one vote at the Annual Meeting for each share held by such shareholder. As of the Record Date, there were 4,029,714 shares of Common Stock outstanding.

     The presence, in person or by proxy, of the holders of one-third of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Votes cast in person or by proxy, abstentions and broker non-votes (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be tabulated by the inspectors of election and will be considered in the determination of whether a quorum is present at the Annual Meeting. The vote required to approve the proposal to elect directors at the Annual Meeting is the affirmative vote of a plurality of the votes cast with respect thereto. Abstentions and broker non-votes with respect to any proposal will not constitute votes cast and, as a result, will have no effect on the outcome of the vote on such proposal.

                              ELECTION OF DIRECTORS


     In 1995, the Board was divided into three classes, with each class to serve a staggered three-year term. The initial terms of Class I directors expired at the annual meeting of shareholders for 1995 and thereafter such terms shall expire on each three-year anniversary of such date; the initial terms of Class II directors expired at the annual meeting of shareholders for 1996 and thereafter such terms shall expire on each three-year anniversary of such date; and the initial terms of Class III directors expired at the annual meeting of shareholders for 1997 and thereafter such terms shall expire on each three-year anniversary of such date. Each director shall hold office for the term elected and until the director's successor is elected and qualified or until his earlier resignation or removal.

     Herbert H. Derian and David A. Chappell are Class I directors; William F. Pershin and C.A. Miller, III are Class II directors; and Donald C. Weymer is the sole Class III director.

     Messrs. Derian, Chappell, Weymer and Pershin each has been nominated to stand for reelection at the Annual Meeting to hold office for the term indicated below and until each of their successors is elected and qualified. Mr. Derian, who became a Class I director in 1997, and Mr. Chappell, who became a Class I director in 1998, each has been nominated to stand for reelection because his term expires at the Annual Meeting. If reelected, Messrs. Derian and Chappell each would hold office until the annual meeting of shareholders to be held in 2001. Mr. Weymer, who became a Class III director in 1995, has been nominated to stand for reelection because the Company did not hold an annual meeting of shareholders in 1997 for his reelection and his term has been held over since 1997. If reelected, Mr. Weymer would hold office for the remainder of the term for Class III directors, which expires at the annual meeting of shareholders to be held in 2000. Mr. Pershin, who became a Class II director in 1995, has been nominated to stand for reelection because the Company did not hold an annual meeting of shareholders in 1996 for his reelection and his term has been held over since 1996. If reelected, Mr. Pershin would hold office for the remainder of the term for Class II directors, which expires at the annual meeting of shareholders to be held in 1999.

     Mr. Miller, who became a Class II director in 1998, is not standing for reelection at the Annual Meeting because his term does not expire until the annual meeting of shareholders to be held in 1999 and until his successor is elected and qualified.

     Approval of the nominees requires the affirmative vote of a plurality of the votes cast for the election of directors at the Annual Meeting. Proxies received by the Board will be voted "FOR" each of the nominees, unless shareholders specify a contrary choice in their proxy. Should any of the nominees become unable to serve for any reason, the Board may designate one or more substitute nominees. In such event, the persons named in the enclosed proxy will vote for the election of such substitute nominee or nominees, or may reduce the number of directors on the Board. It is not anticipated that any nominee will be unable or unwilling to serve as a director of the Company.

     THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE DIRECTORS STANDING FOR ELECTION AT THE ANNUAL MEETING.


             INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS

     Below  are  summaries  of  the   backgrounds,   business   experiences  and
descriptions of the principal occupations of the director nominees, incumbent directors and executive officers of the Company.


                  Nominees for Election to Terms Expiring 2001

--------------------------------------------------------------------------------
Herbert H. Derian                                     age 68
--------------------------------------------------------------------------------

     Herbert H. Derian has served as a director of the Company since January 1997. Since 1985, Mr. Derian has been the president and a director of Cintronix, Inc., a wholly-owned subsidiary of the Company. Prior to 1985, Mr. Derian held a number of management positions with computer design and software development companies, where he also served on committees to develop industry standards and produce strategic plans for corporate development.

--------------------------------------------------------------------------------
David A. Chappell                                     age 43
--------------------------------------------------------------------------------

         David A. Chappell has served as a director of the Company since March 1998. Since 1984, Mr. Chappell has been an insurance agent with Northwestern Mutual, where he concentrates on providing services to executives of large commercial and service businesses. He also has served as a consultant and an account representative with Jacksonville Specialty Advertising since 1996, where his responsibilities have included forming catalog programs for a number of national accounts. In addition, Mr. Chappell is a member of the Million Dollar Round Table.

                   Nominee for Election to Term Expiring 2000

--------------------------------------------------------------------------------
Donald C. Weymer                                      age 53
--------------------------------------------------------------------------------

     Donald C. Weymer has served as Chief Executive Officer and Chairman of the Board of the Company since December 1988. Since March 1994, Mr. Weymer has served as Secretary of the Company. From March 1994 through October 1995, Mr. Weymer served as Chief Financial Officer of the Company. In 1991, Mr. Weymer founded Interactive Systems, Inc. ("ISI"), a Virginia corporation which provides data processing, outsourcing, timesharing and fundraising assistance to agencies of the federal government, non-profit organizations and commercial clients. Since 1991, Mr. Weymer has served as the chief executive officer and president of ISI.


                   Nominee for Election to Term Expiring 1999

--------------------------------------------------------------------------------
William F. Pershin                                    age 43
--------------------------------------------------------------------------------

     William F. Pershin has been the President and a director of the Company since December 1988 and the Chief Accounting Officer of the Company since March 1994. Prior to joining the Company, Mr. Pershin co-founded Executive Computer Maintenance, Inc., where he served as vice president and as a member of the board of directors for seven years.


                    Incumbent Director -- Term Expiring 1999

--------------------------------------------------------------------------------
C.A. Miller, III                                      age 58
--------------------------------------------------------------------------------

     C.A. Miller, III has served as a director of the Company since March 1998. Mr. Miller serves as Vice President of Information Systems of Southern States Cooperative, Inc. ("Southern States"), a national farm cooperative based in Richmond, Virginia. Southern States, with over 300 retail outlets, had sales of over $1.2 billion in 1997.


                  Executive Officer Who Is Not Also A Director

--------------------------------------------------------------------------------
James D. Boccabella                                   age 44
--------------------------------------------------------------------------------

     James D. Boccabella joined the Company as Chief Financial Officer in August 1995 with over twenty years of experience in public accounting. Mr. Boccabella owned and operated his own public accounting practice for seven years prior to joining the Company. During that time, he provided accounting services to a variety of companies in the construction, real estate and other service industries. Mr. Boccabella is a Certified Public Accountant and a Certified Financial Planner.

                BOARD OF DIRECTORS -- COMPENSATION AND COMMITTEES

     During 1997, the Board held one meeting, which was attended by all of the directors.

     Each director who is not also an officer of the Company (an "outside director") receives an annual fee of $5,000. Each outside director also receives a grant of options to purchase 7,500 shares of Common Stock under the Company's 1994 Stock Option and Appreciation Rights Plan (the "Stock Option Plan"). Directors who are also officers of the Company receive no annual fee for their service as directors. All directors, however, are reimbursed for expenses incurred in attending meetings.

     The Board had no standing committees during 1997. Currently, the Audit Committee is the only standing committee of the Board. The Board and the Audit Committee each has access to outside consultants and experts as needed in connection with their deliberations.

     The Audit Committee, which was designated by the Board in March 1998, is composed of the Company's two outside directors, C.A. Miller, III and David A. Chappell. The function of the Audit Committee is to recommend the engagement of independent public accountants to the Board, review with the Company's independent public accountants the plans and results of audit engagements, approve professional services provided by the independent public accountants, review the independence of the public accountants, consider the range of fees for professional services provided by the independent public accountants and review the adequacy of the Company's internal accounting controls. The Board has not yet appointed an accounting firm to audit the accounts of the Company for the fiscal year ending December 31, 1998.

            BENEFICIAL OWNERSHIP OF EQUITY SECURITIES OF THE COMPANY

     The following table sets forth, as of the Record Date, information regarding beneficial ownership of shares of Common Stock by (i) each director of the Company, (ii) each executive officer of the Company, (iii) each beneficial owner of more than 5% of the Common Stock, and (iv) all directors and executive officers of the Company as a group. Unless otherwise noted below, each person named in the table has sole voting power and sole investment power with respect to each of the shares beneficially owned by such person.

                              Beneficial Ownership
                              --------------------

                                              Number             Percent of
Name and Address of Beneficial Owner        of Shares        Outstanding Shares
------------------------------------        ---------        ------------------
Donald C. Weymer ........................   1,060,000               25.7%
1013 Parrs Ridge Road
Spencerville, Maryland 20868

William F. Pershin ......................     640,000               15.5%
11616 Morning Star Drive
Germantown, Maryland 20876


Herbert H. Derian .......................     235,294(1)             5.7%
1305 Eva Gude Drive
Crownsville, Maryland 21032

David A. Chappell .......................       5,450                 *
650-D Ponte Vedra Boulevard
Ponte Vedra Beach, Florida 32082

C.A. Miller, III ........................      15,000                 *
3003 Water Creek Court #1-A
Midlothian, Virginia 23112

James D. Boccabella .....................      25,000(2)              *
P.O. Box 399
Olney, Maryland 20830

All Directors and Executive Officers ....   1,745,450               42.4%
  as a Group (six persons)

----------
*    Less than 1%.

(1) All shares are owned by Mr. Derian's spouse. Mr. Derian disclaims beneficial ownership with respect to the shares owned by his spouse, who has the sole power to vote and dispose of such shares.

(2) Consists of stock options granted to Mr. Boccabella under the Stock Option Plan that have vested.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and related rules of the Securities and Exchange Commission (the "SEC") require the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file with the SEC and The Nasdaq Stock Market initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Related rules of the SEC also require such persons to furnish the Company with copies of all reports filed pursuant to Section 16(a). Based solely upon the Company's review of the copies of the reports received or written representations from certain reporting persons, the Company believes that all Section 16(a) filing requirements applicable to its directors, officers and shareholders owning more than 10% of the Common Stock were complied with during the fiscal year ended December 31, 1997.


                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth the executive officer compensation paid or accrued by the Company during the three fiscal years ended December 31, 1997.


                           SUMMARY COMPENSATION TABLE

-------------------------------------------------------------------------------------------------
                                                  Annual Compensation         Compensation Awards
                                           ---------------------------------  -------------------
                                                                                    Number of
                                                                   Other           Securities
           Name and                                                Annual          Underlying
      Principal Position            Year    Salary     Bonus    Compensation         Options
-------------------------------------------------------------------------------------------------
Donald C. Weymer                    1997   $178,464   $     0     $     0                0
  Chairman of the Board, Chief      1996    163,404     9,600           0                0
  Executive Officer and Secretary   1995    155,625    33,100           0                0
-------------------------------------------------------------------------------------------------
William F. Pershin                  1997    142,974         0           0                0
  President, Chief Accounting       1996    136,168         0           0                0
  Officer and Director              1995    129,688         0           0                0
-------------------------------------------------------------------------------------------------
James D. Boccabella                 1997    101,333         0           0                0
  Chief Financial Officer           1996     96,842         0           0                0
                                    1995     39,400         0      18,355(1)        25,000(2)
-------------------------------------------------------------------------------------------------

----------

(1) Consists of payments by the Company to Mr. Boccabella for accounting and management consulting services provided to the Company by Mr. Boccabella prior to his employment with the Company.

(2) Options were awarded to Mr. Boccabella under the Stock Option Plan for accounting and management services rendered to the Company.

Employment Agreements

     The Company entered into employment agreements with Donald C. Weymer and William F. Pershin in 1994 (the "Weymer Employment Agreement" and the "Pershin Employment Agreement," respectively) and with James D. Boccabella in 1995 (the "Boccabella Employment Agreement").

     The Weymer Employment Agreement, pursuant to which Mr. Weymer agreed to serve as Chairman of the Board and Chief Executive Officer of the Company, provides for an initial base salary of $150,000 per annum, subject to certain annual cost of living increases, and for the payment of bonuses under certain circumstances. Under the terms of the Weymer Employment Agreement, Mr. Weymer generally is entitled to participate in the employee benefit plans maintained by the Company from time to time and to receive an automobile allowance of up to $750 per month. The Weymer Employment Agreement is for an initial period expiring on December 31, 1999, and thereafter is automatically renewable for successive one-year terms, unless the Company or Mr. Weymer elects not to renew such Agreement by providing the other party with prior written notice or unless such Agreement is otherwise terminated as described below.

     The Company has the right to terminate the Weymer Employment Agreement, prior to the expiration of its term, in the event of Mr. Weymer's death or disability or for "cause" (as described in such Agreement). The Weymer Employment Agreement also may be terminated by the Company at its discretion or by Mr. Weymer in the event that the Board removes him as an officer of the Company, that he is not reelected to, or is removed from, the Board or that the Company violates any provision of such Agreement; provided, however, that if such Agreement is terminated for any one of such reasons, the Company shall be obligated to pay Mr. Weymer a severance amount equal to the aggregate amount of salary in effect at the time of termination that would have been payable during the remainder of his employment term. In addition, Mr. Weymer has the right to terminate the Weymer Employment Agreement in the event of a change in the ownership or effective control of the Company (a "change in control"), as defined in Section 280G of the Internal Revenue Code of 1996, as amended (the "Code"). If Mr. Weymer terminates the Weymer Employment Agreement as a result of a change in control, the Company is required to pay Mr. Weymer an amount equal to three times his average total compensation for the two prior fiscal years, less the amount, if necessary, sufficient to exclude such payment from falling within the "excess parachute payment" provisions of Section 280G of the Code. For 24 months after Mr. Weymer's termination following a change in control, he shall continue to be covered by the Company's life, medical, health and dental plans, at the Company's expense.

         The Pershin Employment Agreement, pursuant to which Mr. Pershin agreed to serve as President of the Company, provides for an initial base salary of $125,000 per annum, subject to certain annual cost of living increases, and for the payment of bonuses, at the discretion of the Board. Under the terms of the Pershin Employment Agreement, Mr. Pershin generally is entitled to participate in the employee benefit plans maintained from time to time by the Company and to receive an automobile allowance of up to $600 per month. The Pershin Employment Agreement is for an initial period expiring on April 7, 1999, and thereafter is automatically renewable for successive one-year terms, unless the Company or Mr. Pershin elects not to renew such Agreement by providing the other party with prior written notice or unless such Agreement is otherwise terminated as described below.

     The Company has the right to terminate the Pershin Employment Agreement, prior to the expiration of its term, in the event of Mr. Pershin's death or disability or for "just cause" (as defined in such Agreement). The Pershin Employment Agreement also may be terminated by the Company at its discretion or by Mr. Pershin in the event that the Board removes him as an officer of the Company or that he is not reelected to the Board; provided, however, that if such Agreement is terminated for any one of such reasons, the Company shall be obligated to pay Mr. Pershin a severance amount equal to the aggregate amount of salary in effect at the time of termination that would have been payable during the remainder of his employment term.

     The Boccabella Employment Agreement, pursuant to which Mr. Boccabella agreed to serve as Chief Financial Officer of the Company, provides for an initial base salary of $89,500 and for the payment of bonuses, at the discretion of the Board. Under the terms of the Boccabella Employment Agreement, Mr. Boccabella generally is entitled to participate in the employee benefit plans maintained from time to time by the Company. The Boccabella Employment Agreement is for an initial period expiring on August 1, 1998, and thereafter is automatically renewable for successive one-year terms, unless the Company or Mr. Boccabella elects not to renew such Agreement by providing the other party with prior written notice or unless such Agreement is otherwise terminated as described below.

     The Company has the right to terminate the Boccabella Employment Agreement, prior to the expiration of its term, in the event of Mr. Boccabella's death or disability or for "just cause" (as defined in such Agreement). The Boccabella Employment Agreement also may be terminated by the Company at its discretion or by Mr. Boccabella in the event that the Company breaches a material term of such Agreement; provided, however, that if such Agreement is terminated for any one of such reasons, the Company shall be obligated to pay Mr. Boccabella a severance amount equal to one-half of his monthly salary then in effect.

     The Weymer Employment Agreement, the Pershin Employment Agreement and the Boccabella Employment Agreement each contains certain confidentiality, non-competition and non-solicitation provisions that are operative during the term of the Agreement and for specified periods after termination thereof.


Incentive Compensation Plan

     In May 1994, the Board and the shareholders of the Company adopted the Plan for Incentive Compensation of Donald C. Weymer (the "Incentive Plan"). Under the Incentive Plan, Mr. Weymer was granted an option (the "Option") to purchase up to an aggregate of 200,000 shares of Common Stock at an exercise price of $1.95 per share. The Option expires in May 2004. Mr. Weymer's right to purchase 100,000 shares shall vest and become exercisable upon the close of any fiscal year during which the Company realizes earnings, before interest and taxes, of at least $1.4 million, and his right to purchase the remaining 100,000 shares shall vest and become exercisable upon the close of any fiscal year during which the Company realizes earnings, before interest and taxes, of at least $2.5 million.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company provides computer maintenance services to ISI pursuant to maintenance agreements. ISI is wholly-owned by Donald C. Weymer, Chairman of the Board, Chief Executive Officer and Secretary of the Company, as well as a holder of approximately 26% of the Company's Common Stock. In addition, Mr. Weymer is the chief executive officer of ISI. During the fiscal year ended December 31, 1997, approximately $705,000 (including equipment sales of $362,000) of the Company's revenues were generated by services rendered and equipment sold to ISI by the Company. Management believes that its transactions with ISI are on terms no less favorable than those that could have been obtained in comparable transactions with unaffiliated parties.


                                  OTHER MATTERS

Independent Accountants

     Moore Stephens, P.C. has acted as the Company's independent accountants since 1994. Representatives of Moore Stephens, P.C. are expected to be present at the Annual Meeting and will be afforded the opportunity to make a statement if they so desire and to respond to appropriate questions.


Proposals at the Company's Annual Meeting to be Held in 1999

     Under the rules of the SEC, shareholders who intend to submit proposals for consideration at the Company's annual meeting of shareholders to be held in 1999 must submit such proposals to the Company no later than February 12, 1999, in order to be considered for inclusion in the proxy statement and form of proxy to be distributed by the Board in connection with that meeting. Shareholder proposals should be submitted to Donald C. Weymer, Secretary, CSI Computer Specialists, Inc., 904 Wind River Lane, Suite 100, Gaithersburg, Maryland 20878.

     Notwithstanding the aforementioned SEC requirement, under the Company's By-laws (the "By-laws"), a shareholder must follow certain other procedures to nominate persons for election as directors or to propose other business to be considered at an annual meeting of shareholders. Shareholders who desire to nominate persons for election as directors must comply with the following procedures. The Secretary of the Company must receive notice of any such proposal no later than the close of business on the last day of the eighth month after the immediately preceding annual meeting of shareholders. Such notice must set forth (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of Common Stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements and understandings between the shareholder and each nominee or any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated, or intended to be nominated, by the Board; and (e) the originally executed consent of each nominee to serve as a director of the Company if so elected.

     Shareholders who desire to propose other business for consideration at an annual meeting of shareholders generally must comply with the following procedures. The Board or the Secretary of the Company must receive notice of any such proposal no later than the close of business on the fifth day following the date on which notice of the meeting is first given to shareholders. Such notice must set forth (a) the name and address of the shareholder who intends to make the proposal; (b) the number of shares of Common Stock that the shareholder holds of record; (c) the text of the proposal to be presented at the meeting; and (d) a statement in support of the proposal.

     The presiding officer of the annual meeting shall have the power to declare that any proposal not meeting the foregoing and any other applicable requirements imposed by the By-laws shall be disregarded. A copy of the By-laws may be obtained without charge on written request to Donald C. Weymer, Secretary, CSI Computer Specialists, Inc., 904 Wind River Lane, Suite 100, Gaithersburg, Maryland 20878.


                                        BY ORDER OF THE BOARD OF DIRECTORS,



                                        DONALD C. WEYMER
                                        Secretary


Dated: June 26, 1998


     SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING ARE REMINDED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE.

                         CSI COMPUTER SPECIALISTS, INC.

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON JULY 27, 1998 THIS
                  PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.


     The undersigned hereby appoints Donald C. Weymer and William F. Pershin, and each of them, as proxies, with full power of substitution in each, to vote all shares of common stock, par value $0.001 per share, of CSI Computer Specialists, Inc. (the "Company"), which the undersigned is entitled to vote at the annual meeting of shareholders of the Company to be held on July 27, 1998, at 10:00 a.m., local time, and at any adjournment or postponement thereof, on all matters set forth herein.

       THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN,
                 WILL BE VOTED "FOR" EACH OF THE MATTERS STATED.

1. ELECTION OF DIRECTORS:

   Nominees: Donald C. Weymer, William F. Pershin, Herbert H. Derian, and
             David A. Chappell

             [ ] FOR       [ ] WITHHELD

             [ ] INSTRUCTION: To withhold authority  to vote for  any individual nominee, write that nominee's name in the space provided below.


2. GRANT AUTHORITY to vote upon such other matters as may properly come before the meeting, including any adjournment or postponement of the meeting, as the proxies determine to be in the best interest of the Company:

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN



                                        Dated: ___________________________, 1998


                                        ________________________________________



                                        ________________________________________
                                               Signature of Shareholder(s)


IMPORTANT: Please mark this Proxy, date, sign exactly as your name(s) appear(s), and return in the enclosed envelope. If shares are held jointly, signature need only include one name. Trustees and others signing in a representative capacity should so indicate.